Exhibit 24.1


L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030

January 6, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Eclipse Entertainment Group, Inc - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2002 in Eclipse Entertainment Group, Inc 's Form 10-KSB for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC